Exhibit 3.1

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

	Filed in the office of	Document Number 20160175550-92
Articles of Incorporation	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS CHAPTER 78)	Barbara K. Cegavske	04/19/2016 11:59 AM
	Secretary of State	Entity Number
	State of Nevada	E0177772016-5

1. Name of Corporation:           BOXXY, INC.

2. Registered Agent for Service of Process:

[X] Commercial Registered Agent: INCORP SERVICES, INC.

3. Authorized Stock:

Number of shares with par value: 75000000

Par value per share: $0.0010

Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees:

1) Andrejs Bekess

3773 Howard Hughes Pkwy - Suite 500S

Las Vegas, NV 89169-6014

5. Purpose:

The purpose of the corporation shall be: INTERNET SALES AND MARKETING

6. Benefit Corporation:

7. Name, Address and Signature of Incorporator:

INCORP SERVICES, INC.                            /s/ INCORP SERVICES, INC.

3773 HOWARD HUGHES PKWY - SUITE 500S

LAS VEGAS, NV 89169-6014

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above Entity:

/S/ INCORP SERVICES, INC.	4/19/2016
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

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CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that BOXXY INC., did on April 19,2016, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 19, 2016. /s/ Barbara K. Cegavske BARBARA K. CEGAVSKE Secretary of State
Certified By: Electronic Filing
Certificate Number: C20160419-1271
You may verify this certificate
online at http://www.nvsos.gov/

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